Exhibit 8.3

[Letterhead of Fried, Frank, Harris, Shriver & Jacobson LLP]

February 12, 2015

C&J Energy Services, Inc.

3990 Rogerdale

Houston, Texas 77042

Ladies and Gentlemen:

We have acted as tax counsel to C&J Energy Services, Inc., a Delaware corporation (“C&J”), in connection with the Merger, as defined in the Agreement and Plan of Merger dated as of June 25, 2014, as amended from time to time (the “Merger Agreement”) by and among C&J, Nabors Industries Ltd., a Bermuda exempted company (“Nabors”), Nabors Red Lion Limited, a Bermuda exempted company and a direct wholly owned subsidiary of Nabors (“Red Lion”), Nabors CJ Merger Co., a Delaware corporation and a direct wholly owned subsidiary of Red Lion (“Merger Sub”) and CJ Holding Co., a Delaware corporation and an indirect wholly owned subsidiary of Red Lion that is treated as a direct wholly owned subsidiary of Red Lion for U.S. federal income tax purposes (“Holdco”), pursuant to which (i) in accordance with the Delaware General Corporation Law, Merger Sub will merge with and into C&J, as a result of which the separate corporate existence of Merger Sub will cease and C&J will continue as the surviving corporation and a direct wholly owned subsidiary of Red Lion (the “Merger”).  Unless otherwise indicated, any capitalized term used but not otherwise defined herein shall have the meaning ascribed to it in the Merger Agreement.

At your request, and in connection with the filing of the registration statement on Form S-4 by Red Lion with the Securities and Exchange Commission (File No. 333-199004) (as amended or supplemented through the date hereof), including the joint proxy statement/prospectus forming a part thereof (the “Registration Statement”), we are rendering our opinion concerning certain U.S. federal income tax matters.

In connection with this opinion, and with your consent, we have reviewed and relied upon (without independent investigation or verification) the accuracy and completeness of the following: (i) the Merger Agreement; (ii) the Registration Statement; (iii) the factual statements and representations made by and on behalf of C&J, and by and on behalf of Nabors, Red Lion, Merger Sub and Nabors Completion and Production Services Co., a Delaware corporation that at the time of the Merger will be a direct wholly owned subsidiary of Holdco (“NCPS”), in their respective tax representation letters (the “Tax Representation Letters”), dated as of the date hereof and delivered to us for purposes of this opinion and pursuant to Section 6.19(b) of the Merger Agreement; and (iv) such other documents, information and materials as we have deemed necessary or appropriate.

In rendering our opinion, we have assumed, with your permission, that (1) all parties to the Merger Agreement, and to any other documents reviewed by us, have acted and will act in accordance with the terms of the Merger Agreement and such other documents; (2) the Merger will be consummated at the Effective Time pursuant to and in accordance with the terms and conditions set forth in the Merger Agreement, without the waiver or modification of any such terms and conditions, and as described in the Registration Statement; (3) all facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of C&J and Nabors, Red Lion, Holdco, Merger Sub, NCPS and CJ Lux Holdings S.à r.l., a Luxembourg limited liability company and a direct wholly-owned subsidiary of Red Lion (“LuxCo”), in the Merger Agreement, the Registration Statement and the Tax Representation Letters are and, at all times up to and including the Effective Time, will continue to be true, complete and correct; (4) all facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of C&J and Nabors, Red Lion, Holdco, Merger Sub, NCPS and LuxCo in the Merger Agreement, the Registration Statement and the Tax Representation Letters that are qualified by the knowledge and/or belief of any person or entity are and, at all times up to and including the Effective Time, will continue to be true, complete and correct as though not so qualified; (5) as to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no plan, intention, understanding or agreement and, at all times up to and including the Effective Time, there will be no plan, intention, understanding or agreement; and (6) for U.S. federal income tax purposes, C&J and Nabors, Red Lion, Holdco, Merger Sub, NCPS and LuxCo will treat (A) the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and (B) Red Lion as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto in connection with the Merger (other than a transfer by a shareholder that is a “five-percent transferee shareholder” (within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)) of Red Lion immediately following the Merger that does not enter into a five-year gain recognition agreement in the form provided in Treasury Regulation Section 1.367(a)-8(c)).  In our examination, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the legal capacity of signatories.  Moreover, we have assumed that all facts, information, statements and representations contained in the documents we have reviewed were true, complete and correct at the time made and will continue to be true, complete and correct in all respects at all times up to and including the Effective Time, and that all such facts, information, statements and representations can be established to the Internal Revenue Service or courts, if necessary, by clear and convincing evidence.  If any of the assumptions described above are untrue for any reason, or if the Merger is consummated other than in accordance with the terms and conditions set forth in the Merger Agreement, our opinion as expressed below may be adversely affected.

The opinion expressed herein is based on the Code, United States Treasury Regulations, case law and published rulings and other pronouncements of the Internal Revenue Service, as in effect on the date hereof.  No assurances can be given that such authorities will not be amended or otherwise changed at any time, possibly with retroactive effect.  We assume no obligation to advise you of any such subsequent changes, or to update or supplement this opinion to reflect any change in facts, circumstances or law after the date hereof.  If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the U.S. federal income tax consequences described herein may become inapplicable.

Based upon and subject to the foregoing, and to the qualifications and limitations set forth herein, and in reliance upon the representations and assumptions described herein, we hereby confirm our opinion set forth in the Registration Statement under the caption, “Material U.S. Federal Income Tax Consequences of the Merger and the U.S. Distributions—U.S. Federal Income Tax Consequences of the Merger—Tax Treatment of the Merger Generally,” subject to the qualifications, limitations and assumptions set forth therein.

Our opinion relates solely to the specific matters set forth above, and no opinion is expressed, or should be inferred, as to any other U.S. federal, state, local or non-U.S. income, estate, gift, transfer, sales, use or other tax consequences that may result from the Merger.  Our opinion is limited to legal rather than factual matters and has no official status or binding effect of any kind.  Accordingly, we cannot assure you that the Internal Revenue Service or a court having jurisdiction over the issue will agree with our opinion.

The opinion expressed herein is being furnished in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose without our prior express written consent.  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.3 to the Registration Statement and to the references to this opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP